Exhibit 10.3

Dated 29th May 2019

Agreement for Lease with Landlord’s Refurbishment Works

relating to 34-38 Provost Street London N1 7NG

(1)	Provost 1 Limited and Provost 2 Limited

(2)	Meiragtx UK II Limited

Harbottle & Lewis LLP	T + 44 (0)20 7667 5000
Hanover House	F + 44 (0)20 7667 5100
14 Hanover Square	www.harbottle.com
London	DX 44617 Mayfair
W1S 1HP

Ref: 145/319442/3

CONTENTS

CLAUSE

1. Interpretation	3
2. Agreement for lease	7
3. Tenant’s Works	7
4. Timetable for engrossments	8
5. Exclusion of security of tenure	8
6. Landlord’s Works	8
7. Practical Completion and Rectification Period	9
8. Long Stop Date	11
9. Insurance	11
10. Damage after Practical Completion	12
11. Measurement	12
12. Rent and Target Area	13
13. Landlord’s obligations	13
14. Conditions	13
15. Vacant possession	14
16. Deducing title	14
17. Title guarantee	15
18. Matters affecting the Property	15
19. Termination on Tenant’s insolvency	16
20. Consequences of termination	16
21. Completion of grant of the lease	17
22. Registration	18
23. VAT	18
24. Entire agreement	18
25. Joint and several liability	19
26. Notices	19
27. Third party rights	21
28. Governing law	21
29. Jurisdiction	21

ANNEX

ANNEX A Approved Documents in agreed form	23

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This agreement is dated 29th May	2019

Parties

(1)

PROVOST 1 LIMITED incorporated and registered in England and Wales with company number 11228901 and PROVOST 2 LIMITED incorporated and registered in England and Wales with company number 11228852 both of whose registered office is at 64 New Cavendish Street London W1G 8TB (Landlord)

(2)	MEIRAGTX UK II LIMITED incorporated and registered in England and Wales with company number 09348737 whose registered office is at 92 Britannia Walk London N1 7NQ (Tenant)

BACKGROUND

(A)	The Landlord owns the freehold of the Property and has agreed to grant the Tenant a Lease of the Property on the terms contained in this agreement.

(B)

The Lease shall contain an agreement between the Landlord and the Tenant that the provisions of sections 24-28 of the Landlord and Tenant Act 1954 will be excluded in relation to the tenancy to be created by the Lease.

(C)	The Landlord has agreed to undertake certain works at the Property before the grant of the Lease and the Tenant wishes to carry out fitting out works.

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this agreement.

1.1	Definitions:

Approved Documents: all plans, specifications, drawings, engineering calculations, bills of quantity and other data for the Landlord’s Works in the agreed form annexed to this agreement including (where applicable):

a)	any variations or amendments that may be agreed by the Landlord and the Tenant from time to time in accordance with clause 6.4; and

b)	any minor variations permitted under clause 6.5.

Building Contract: a building contract for the Landlord’s Works dated 24 November 2018 between the Landlord and the Building Contractor.

Building Contractor: Thirdway Contracts Limited or such other suitably experienced and competent building contractor as may be appointed by the Landlord to carry out the Landlord’s Works, together with any replacement building contractor that may be appointed by the Landlord in accordance with the terms of the Building Contract.

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Certificate of Making Good: the Contract Administrator’s certificate or written statement issued in accordance with the Building Contract certifying that any defects, shrinkages or faults appearing in the Landlord’s Works during the Rectification Period and for which the Building Contractor was responsible under the Building Contract have been made good.

Collateral Warranties: deeds of collateral warranty from the parties identified in the relevant annex to this agreement.

Condition: any one of the Part 1 Conditions.

Contract Administrator: Paul Willis of Constructive Management or such other person as may be appointed as a replacement contract administrator for the time being by the Landlord (acting reasonably) in relation to this agreement and the Building Contract.

Contract Rate: 4% per annum above the base rate from time to time of Barclays Bank Plc.

Electronic Payment: payment by electronic means in same day cleared funds from an account held in the name of the Landlord’s Conveyancer or Tenant’s Conveyancer (as applicable) at a clearing bank to an account in the name of the Tenant’s Conveyancer or Landlord’s Conveyancer (as applicable).

Event of Default: any of the events set out in clause 19.1.

Internal Area: the net internal floor area in square feet of the Property calculated in accordance with the latest RICS Code of Measuring Practice.

Landlord’s Conveyancer: Harbottle & Lewis LLP of 14 Hanover Square London W1S 1HP Fax: 0207 667 5100 Ref: 145/319442/3 or any other conveyancer whose details have been given by notice from time to time by the Landlord to the Tenant.

Landlord’s Works: the works to be carried out by the Landlord at the Property before the grant of the Lease as shown in the Approved Documents.

Lease: a lease in the agreed form annexed to this agreement.

Lease Completion Date: the day that is 5 working days after the Practical Completion Date.

Licence for Alterations: a licence between the Landlord and Tenant in the agreed form annexed to this agreement.

Long Stop Date:                     2019 [6 months].

LTA 1954: Landlord and Tenant Act 1954.

Measurement Surveyor: the independent measurer apportioned under clause 11.

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Part 1 Conditions: part 1 of the Standard Commercial Property Conditions (Third Edition - 2018 Revision).

Part 2 Conditions: part 2 of the Standard Commercial Property Conditions (Third Edition - 2018 Revision).

Planning Permission: the planning permission dated 6 April 2018 from the London Borough of Hackney under reference 2017/4783 together with all requisite approvals already issued in connection with it and any waivers, relaxations or variations of any of its terms.

Practical Completion Certificate: the Contract Administrator’s certificate or written statement issued in accordance with the Building Contract certifying that the Landlord’s Works are practically complete according to the terms of the Building Contract and setting out the date on which practical completion occurred.

Practical Completion Date: the date stated in the Practical Completion Certificate.

Property: the property at 34-38 Provost Street London N1 7NG as more particularly defined in the Lease.

President: the President for the time being of the Royal Institution of Chartered Surveyors.

Rectification Period: the defects liability period or rectification period for the making good of defects, shrinkages or other faults in the Landlord’s Works under the Building Contract.

Rent: the initial rent per annum (subject to review) exclusive of VAT payable under the Lease and calculated in accordance with clause 12.

Rent Commencement Date: four months after the Lease Completion Date.

Rent Deposit Deed: a rent deposit deed in the agreed form annexed to this agreement.

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Requisite Consents: building regulation approvals, by-law approvals, and any other consents, licences and authorisations required from any competent authority, statutory undertaker or person for the carrying out of the Landlord’s Works.

Target Area: 11,306 square feet being the anticipated Internal Area.

Target Date: 17 June 2019 (as may be extended in accordance with clause 6.2).

Tenant’s Conveyancer: Russel Cooke of 8 Bedford Row London WC1R 4BX Ref: 22/PXN/173748/1 or any other conveyancer whose details have been given by notice from time to time by the Tenant to the Landlord.

Tenant’s Surveyor: [NAME, ADDRESS, FAX NUMBER, REFERENCE] or any other surveyor whose details may be given in writing from time to time by the Tenant to the Landlord.

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Tenant’s Works: the fitting out works to be carried out by the Tenant at the Property as described in the Licence for Alterations.

VAT: value added tax or any equivalent tax chargeable in the UK.

Written Replies: are:

a)	written replies that the Landlord’s Conveyancer has given prior to exchange of this agreement to any written enquiries raised by the Tenant’s Conveyancer; or

b)	written replies to written enquiries given prior to exchange of this agreement by the Landlord’s Conveyancer to the Tenant’s Conveyancer.

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.4	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.9	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.10	Except in relation to clause 1.17 a reference to writing or written includes fax but not email.

1.11

A reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this agreement) from time to time.

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1.12

Unless the context otherwise requires, references to clauses, Schedules and Annexes are to the clauses, Schedules and Annexes of this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.13

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.14	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.15	Unless this agreement otherwise expressly provides, a reference to the Property or the Landlord’s Works is to the whole and any part of them.

1.16	Any reference to the Landlord’s consent or approval being required is to a consent or approval in writing which must be obtained before the relevant act is taken or event occurs.

1.17

For the purposes of the definition of Written Replies, written replies and written enquiries include any pre-contract enquiries and any replies to pre-contract enquiries that are requested or given by reference to the CPSE1 and CPSE3 and include enquiries or replies so requested or given by email.

2.	Agreement for lease

2.1

In consideration of the Tenant’s obligations under this agreement, the Landlord shall grant to the Tenant and the Tenant shall accept from the Landlord the Lease on the terms set out in this agreement. No purchase price, premium, or deposit is payable.

2.2

The Tenant cannot require the Landlord to grant the Lease to any person other than the Tenant (here meaning Meiragtx UK II Limited, incorporated and registered in England and Wales with company number 09348737, only).

2.3	The Tenant cannot assign, sublet, charge, or otherwise share or part with the benefit of this agreement whether in relation to the whole or any part of the Property.

2.4	Conditions 1.4, 3.2 and 9.8.3 do not apply to this agreement.

3.	Tenant’s Works

3.1	The Tenant shall not be permitted access to the Property to carry out any of the Tenant’s Works prior to the grant of the Lease.

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3.2	The Landlord and the Tenant shall enter into the Licence for Alterations immediately following completion of the grant of the Lease.

4.	Timetable for engrossments

4.1

The Landlord’s Conveyancer shall send the engrossed counterpart Lease and counterpart Licence for Alterations and Rent Deposit Deed to the Tenant’s Conveyancer by two working days after the Practical Completion Date.

4.2	The Tenant shall execute the counterpart Licence for Alterations and deliver it to the Landlord’s Conveyancer on completion.

4.3	Condition 11.2.5 does not apply to this agreement.

4.4	Condition 11.2.6 is amended so that reference to seller is reference to the Landlord’s conveyancer.

5.	Exclusion of security of tenure

5.1	The parties confirm that:

(a)

the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954 and which applies to the tenancy to be created by the Lease, before this agreement was entered into; and (b) [[NAME OF DECLARANT], who was duly authorised by the Tenant to do so], made a statutory declaration dated 2019 in accordance with the requirements of section 38A(3)(b) of the LTA 1954.

6.	Landlord’s Works

6.1	The Landlord shall apply for and use reasonable endeavours to obtain the Requisite Consents.

6.2	The Landlord shall use reasonable endeavours to procure that the Practical Completion Date occurs by the Target Date which shall be extended commensurate with any extensions of time:

(a)	allowed by the Contract Administrator under the terms of the Building Contract; and/or

(b)

certified by the Contract Administrator as being fair and reasonable, having regard to the delay in question, where completion of the Landlord’s Works is delayed due to an event or cause that is beyond the Landlord’s reasonable control.

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6.3	The Landlord shall use reasonable endeavours to procure that the Landlord’s Works are carried out:

(a)	with due diligence and in a good and workmanlike manner;

(b)	using only good quality materials and well-maintained plant;

(c)	in accordance with this agreement, the Approved Documents, the Planning Permission and the Requisite Consents;

(d)	in accordance with all statutory or other legal requirements and the recommendations or requirements of the local authority or statutory undertakings;

(e)	in compliance with all relevant British Standards, codes of practices and good building practice; and

(f)	by selecting and using materials so as to avoid known hazards to the health and safety of any person and to ensure the long term integrity of the Property.

6.4

The Landlord shall not, (subject to clause 6.5), vary, alter, add to or remove anything from the Approved Documents without the Tenant’s consent (such consent not to be unreasonably withheld or delayed).

6.5	The Landlord may make minor variations to the Approved Documents without the Tenant’s consent provided that:

(a)	the variations are insubstantial and immaterial;

(b)	the variations are in accordance with the Planning Permission, the Requisite Consents and any statutory requirements;

(c)	any substitute materials used are of an equal or better quality and suitability to those originally specified;

(d)	the variations do not delay the completion of the Landlord’s Works;

(e)	the variations are required by any local or competent authority or statutory undertaking as a condition of the grant or continuance of any of the Requisite Consents; and/or

(f)	the variations do not materially impact on the Tenant’s likely use and enjoyment of the Property.

7.	Practical Completion and Rectification Period

7.1

The Landlord shall procure that the terms of the Contract Administrator’s professional appointment require the Contract Administrator to act impartially when exercising the power to issue certificates and award extensions of time under the Building Contract and this agreement.

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7.2	The Landlord shall procure that the Contract Administrator:

(a)

gives at least 5 working days’ notice to the Tenant of the Contract Administrator’s intention to inspect the Landlord’s Works for the purpose of issuing the Practical Completion Certificate and allows the Tenant and the Tenant’s Surveyor to attend the inspection and make representations either during the inspection or in writing immediately thereafter; and

(b)

without fettering the discretion of the Contract Administrator in carrying out duties under the Building Contract, takes proper account of any representations that are made in accordance with sub-clause (a) when considering whether to issue the Practical Completion Certificate in accordance with the terms of the Building Contract.

7.3

The Landlord shall procure that the Contract Administrator gives a copy of the Practical Completion Certificate to the Tenant as soon as practicable after its issue together with a copy of any accompanying snagging list.

7.4

The issue of the Practical Completion Certificate shall be conclusive evidence binding on the parties that the Landlord’s Works have been completed in accordance with the terms of this agreement, subject to the Landlord’s obligations during the Rectification Period.

7.5

The Landlord shall use reasonable endeavours to enforce the Building Contractor’s obligations under the Building Contract to remedy any defects, shrinkages or faults appearing in the Landlord’s Works during the Rectification Period.

7.6

During the Rectification Period, the Tenant or the Tenant’s Surveyor may make written representations to the Contract Administrator identifying defects, shrinkages or faults in the Landlord’s Works which the Building Contractor is obliged to remedy in accordance with the Building Contract. Without fettering the discretion of the Contract Administrator in carrying out duties under the Building Contract, the Landlord shall use reasonable endeavours to ensure that the Contract Administrator takes proper account of any such representations.

7.7	The Landlord shall procure that the Contract Administrator:

(a)

gives at least 5 working days’ notice to the Tenant of the Contract Administrator’s intention to inspect the Landlord’s Works for the purpose of issuing the Certificate of Making Good and allows the Tenant and the Tenant’s Surveyor to attend the inspection and make representations either during the inspection or in writing immediately thereafter; and

(b)

without fettering the discretion of the Contract Administrator in carrying out duties under the Building Contract, takes proper account of any representations that are made in accordance with clause (a) when considering whether to issue the Certificate of Making Good in accordance with the terms of the Building Contract.

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7.8	The Landlord shall procure that the Contract Administrator gives a copy of the Certificate of Making Good to the Tenant as soon as practicable after its issue.

7.9	The Landlord shall use reasonable endeavours to procure the grant of the Collateral Warranties in favour of the Tenant prior to the Lease Completion Date.

8.	Long Stop Date

If the Practical Completion Date has not occurred by 5.00 pm on the Long Stop Date, either the Landlord or the Tenant may, at any time after the Long Stop Date but before the Practical Completion Date, give written notice to the other that, unless the Practical Completion Date occurs within 20 working days of the receipt of that notice (time being of the essence), it may terminate this agreement. If the Practical Completion Date does not occur within 20 working days of receipt of that notice then it may, by further written notice terminate this agreement with immediate effect.

9.	Insurance

9.1

From the date of this agreement until the Practical Completion Date, the Landlord shall insure or shall procure that the Building Contractor insures the Landlord’s Works, the Property and all plant and unfixed materials and goods delivered to or placed on or adjacent to the Property and intended for incorporation in the Landlord’s Works against all perils resulting in loss or damage thereto on customary contractors’ all risks terms:

(a)	in the joint names of the Landlord and the Building Contractor; and

(b)

for not less than their full reinstatement value (taking into account the progress of the Landlord’s Works) together with all site clearance and professional fees incurred in connection with such reinstatement.

9.2

In the event of any loss or damage occurring before the Practical Completion Date to the Landlord’s Works, the Property, plant, materials or goods so insured, the Landlord shall use reasonable endeavours to procure that their reinstatement or replacement is carried out diligently and with all reasonable speed. The Landlord shall apply the proceeds of the insurance towards such reinstatement or replacement.

9.3	The Landlord and the Tenant mutually agree not knowingly to do or permit anything to be done that may render any insurance policy void or voidable.

9.4	Conditions 8.1, 8.2.1, 8.2.2, 8.2.3, 8.2.4(b), 8.2.5(b) and 8.2.7 do not apply to this agreement.

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10.	Damage after Practical Completion

10.1	The Tenant shall not be entitled to refuse to complete or to delay completion of the grant of the Lease due to any event occurring after the Practical Completion Date that results in:

(a)	any damage to the Property or any part of it; or

(b)	any damage to the means of access to the Property; or

(c)	any deterioration in the Property’s condition.

10.2	The provisions in the Lease relating to insurance of the Property shall apply from the Practical Completion Date.

11.	Measurement

11.1

When the Landlord reasonably considers the Property is properly capable of measurement, the Landlord and Tenant shall use all reasonable endeavours to agree the Internal Area and failing agreement the Landlord shall instruct the Measurement Surveyor as soon as reasonably practicable to determine the Internal Area in accordance with the terms of this agreement.

11.2

The Measurement Surveyor shall be Plowman Craven or if they refuse or are incapable of acting such other firm with expertise in measuring property of a nature similar to the Property, as the Landlord and Tenant may agree or as may, in default of agreement, be nominated by the President or his nominee on the application of either the Landlord or the Tenant.

11.3	In measuring the Internal Area, the Measurement Surveyor shall be instructed to:

(a)	assume that the Tenant’s Works and any other works carried out by or on behalf of the Tenant have not been carried out; and

(b)	reflect the final layout of the Property arising from the carrying out and completion of the Landlord’s Works in accordance with the terms of this agreement.

11.4	The determination of the Internal Area by the Measurement Surveyor shall be final and binding on the Landlord and Tenant (save in the case of manifest error or fraud).

11.5

The Landlord and Tenant agree that the appointment of the Measurement Surveyor shall be on terms reasonably satisfactory to the Landlord and the Tenant (including provision of a duty of care warranty or other form of contractual reliance to the Tenant).

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11.6	The proper costs charged by the Measurement Surveyor pursuant to this agreement shall be borne by the Landlord.

12.	Rent and Target Area

12.1	Subject to clause 12(a), the initial rent per annum (subject to review) exclusive of VAT payable under the Lease shall be calculated in accordance with the following formula:

A x B

Where:

A is the Internal Area as agreed or determined in accordance with this agreement; and

B is sixty pounds and fifty pence (£60.50).

12.2

If the Internal Area as agreed or determined in accordance with this agreement is more than 10% greater than the Target Area or more than 10% smaller than the Target Area the Tenant shall be entitled to terminate this agreement by giving written notice to the Landlord within three working days of the agreement or final determination of the Internal Area in accordance with this agreement (time being of the essence).

13.	Landlord’s obligations

13.1

The obligations in clause 6, clause 7, and clause 9 are personal and binding only on Provost 1 Limited and Provost 2 Limited, incorporated and registered in England and Wales with company numbers 11228901 and 11228852 respectively.

13.2

Provost 1 Limited and Provost 2 Limited shall be released from all liability in respect of its obligations referred to in clause 13.1 after a period of six months after the Practical Completion Date, except in relation to any claim made against or of which it is given notice prior to the end of that period.

14.	Conditions

14.1	The Part 1 Conditions are incorporated in this agreement, in so far as they:

(a)	are applicable to the grant of a lease;

(b)	are not inconsistent with the other clauses in this agreement; and

(c)	have not been modified or excluded by any of the other clauses in this agreement.

14.2	The terms used in this agreement have the same meaning when used in the Part 1 Conditions.

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14.3	The Part 2 Conditions are not incorporated in this agreement.

14.4	The following Conditions are amended:

(a)	Condition 1.1.1(c) so that reference to “clearing bank” means a bank which is a direct participant in the CHAPS system operated by the Bank of England.

(b)	Condition 1.1.1(d) so that reference to completion date in Condition 1.1.1(d) is to the Lease Completion Date as defined by this agreement.

(c)	Condition 1.1.1(e) so that reference to contract rate in Condition 1.1.1(e) is to the Contract Rate as defined by this agreement.

(d)	Condition 1.1.1(o) so that reference to VAT in Condition 1.1.1(o) is to VAT as defined by this agreement.

14.5	Condition 1.1.4(a) does not apply to this agreement.

14.6	Condition 9.1.1 is amended so that the words “completion date is twenty working days after the date of completion but” are deleted.

14.7	Condition 11.2.2 is amended to include the words: “(d) “transfer” includes the grant of a lease.”

15.	Vacant possession

15.1	The Landlord shall give the Tenant vacant possession of the Property on completion of the grant of the Lease.

15.2

The Tenant is not entitled to and shall not be permitted to take occupation or possession of the Property or of any part of it prior to completion of the grant of the Lease and this agreement does not operate as a demise.

16.	Deducing title

16.1	The Landlord’s freehold title to the Property has been deduced to the Tenant’s Conveyancer before the date of this agreement.

16.2

The Tenant is deemed to have full knowledge of the Landlord’s title and is not entitled to raise any objection, enquiry or requisition in relation to the Landlord’s title save the usual pre-completion requisitions on title and/or arising from the usual completion searches at the Land Registry.

16.3	Conditions 7.1, 7.2, 7.3, 7.4.2, 11.2.4, and 11.3 do not apply to this agreement.

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17.	Title guarantee

17.1	Subject to the other provisions of this clause, the Landlord shall grant the Lease with full title guarantee.

17.2	The implied covenants for title are modified so that:

(a)	the covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to costs arising from the Tenant’s failure to:

(i)	make proper searches; or

(ii)	raise requisitions on title or on the results of the Tenant’s searches; and

(b)	the covenant set out in section 3(3) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend only to charges or encumbrances created by the Landlord.

17.3	Conditions 7.6.2 and 7.6.4 do not apply to this agreement.

17.4	Condition 12 does not apply to this agreement.

18.	Matters affecting the Property

18.1	The Landlord shall grant the Lease to the Tenant free from encumbrances other than:

(a)

any matters, other than financial charges, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 25 April 2019 at 11:42:29 under title number 189688;

(b)	all matters contained or referred to in the Lease;

(c)	any matters discoverable by inspection of the Property before the date of this agreement;

(d)	any matters which the Landlord does not and could not reasonably know about;

(e)	any matters, other than financial charges, disclosed or which would have been disclosed by the searches and enquiries that a prudent tenant would have made before entering into this agreement;

(f)	public requirements;

(g)

any matters which are, or (where the Lease will not be registered) would be, unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002, provided that the Landlord warrants that it has disclosed all such matters of which it is aware.

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18.2	The Tenant is deemed to have full knowledge of the matters referred to in clause 18.1 and shall not raise any enquiry, objection, requisition or claim in respect of any of them.

18.3	Conditions 4.1.1, 4.1.2, 4.1.3 and 4.2.1 do not apply to this agreement.

18.4	Condition 7.6.3 is amended so that reference to Condition 4.1.2 is reference to clause 18.1.

19.	Termination on Tenant’s insolvency

19.1	An Event of Default is any of the following:

(a)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant;

(b)	the making of an application for an administration order or the making of an administration order in relation to the Tenant;

(c)

the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant;

(d)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant;

(e)

the commencement of a voluntary winding-up in respect of the Tenant, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

(f)	the making of a petition for a winding-up order or a winding-up order in respect of the Tenant;

(g)	the striking-off of the Tenant from the Register of Companies or the making of an application for the Tenant to be struck-off;

(h)	the Tenant otherwise ceasing to exist.

19.2	If an Event of Default occurs, the Landlord may, at any time prior to grant of the Lease, terminate this agreement by giving written notice to the Tenant.

20.	Consequences of termination

20.1	If this agreement is terminated in accordance with clause 8 or clause 19.2 or Condition 10.1(b), 10.5.1 or 10.6.1:

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(a)	this agreement shall be terminated with immediate effect from the date of the notice to terminate and none of the parties shall have any further rights or obligations under this agreement except for:

(i)	the rights of any party in respect of any earlier breach of this agreement;

(ii)	the obligations in clause 20 and clause 22.3 which shall continue in force notwithstanding the termination or rescission of this agreement; and

(b)	the Tenant shall return any documents it received from the Landlord.

20.2	Condition 10.2 is varied to read: “if either party rescinds the contract, clause 20.1 shall apply.”

20.3	Condition 10.5.1 is varied to read: “If the buyer fails to complete in accordance with a notice to complete, the seller may rescind the contract, and if it does so clause 20.1 shall apply.”

20.4	Condition 10.6.1 is varied to read: “If the seller fails to complete in accordance with a notice to complete, the buyer may rescind the contract, and if it does so clause 20.1 shall apply.”

20.5	Conditions 10.5.2, 10.5.3, 10.6.2 and 10.6.3 do not apply to this agreement.

21.	Completion of grant of the lease

21.1	Completion of the grant of the Lease the Licence for Alterations and the Rent Deposit Deed shall take place on the Lease Completion Date.

21.2	On completion, the Tenant shall pay to the Landlord:

(a)	the Insurance Rent payable under the Lease for the period from and including the Lease Completion Date up to the policy renewal date; and

(b)	the rent deposit funds under the Rent Deposit Deed being a sum equal to six months of Rent plus an amount equal to VAT thereon (ignoring any rent free period allowed to the Tenant).

21.3

If completion is delayed due to the Tenant’s default or the Tenant fails to pay any sum due under this agreement in full on completion, the Tenant shall pay interest in addition to damages for losses incurred by the Landlord as a result of the delayed completion. The interest shall be payable at the Contract Rate on any unpaid amount for the period from the Lease Completion Date to the date of actual payment.

21.4	Condition 9.7 is amended to read: “The Tenant is to pay the money due on completion by Electronic Payment”.

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21.5	Condition 10.3 does not apply to this agreement.

21.6

Within two months after the Lease Completion Date the Landlord shall provide to the Tenant a set of as built drawings relating to the Landlord’s Works Operating and Maintenance Manuals and if applicable a copy of the Health and Safety file.

22.	Registration

22.1	The Tenant may note this agreement by way of a unilateral notice against the Landlord’s title.

22.2	The Tenant is not permitted to:

(a)	note this agreement against the Landlord’s title by way of an agreed notice; or

(b)	send this agreement or a copy of it to HM Land Registry.

22.3	On the earlier of the completion of the Lease or termination of this agreement, the Tenant shall:

(a)	immediately cancel all entries relating to this agreement registered against the Landlord’s title; and

(b)	promptly notify the Landlord when such application has been completed.

23.	VAT

23.1	Each amount stated to be payable by the Tenant to the Landlord under or pursuant to this agreement is exclusive of VAT (if any).

23.2	If any VAT is chargeable on any supply made by the Landlord to the Tenant under or pursuant to this agreement, the paying party shall pay to the other party an amount equal to that VAT.

23.3	Condition 2 does not apply to this agreement.

24.	Entire agreement

24.1

This agreement and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

24.2

The Tenant acknowledges that in entering into this agreement and any documents annexed to it the Tenant does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those:

18

(a)	set out in this agreement or the documents annexed to it; or

(b)	contained in any Written Replies.

24.3	Nothing in this clause shall limit or exclude any liability for fraud.

24.4	Condition 10.1 is varied so that the words “the negotiations leading to it” are replaced with the words “Written Replies”.

25.	Joint and several liability

25.1

Where the Landlord comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Landlord arising under this agreement. The Tenant may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

25.2

Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this agreement. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

25.3	Condition 1.2 does not apply to this agreement.

26.	Notices

26.1	Any notice given under this agreement must be in writing and signed by or on behalf of the party giving it.

26.2

Any notice or document to be given or delivered under this agreement must be: (a) delivered by hand; or (b) sent by pre-paid first class post or other next working day delivery service; or (c) sent through the document exchange (DX).

26.3	Any notice or document to be given or delivered under this agreement must be sent to the relevant party as follows:

(a)	to the Landlord at:

64 New Cavendish Street London W1G 8TB

marked for the attention of: Ronald Harris

or at the Landlord’s Conveyancer, quoting the reference 145/319442/3;

19

(b)	to the Tenant at its registered office.

or as otherwise specified by the relevant party by notice in writing to each other party.

26.4	Any change of the details in clause 26.3 specified in accordance with that clause shall take effect for the party notified of the change at 9.00 am on the later of:

(a)	the date, if any, specified in the notice as the effective date for the change; or

(b)	the date five working days after deemed receipt of the notice.

26.5	Giving or delivering a notice or a document to a party’s conveyancer has the same effect as giving or delivering it to that party.

26.6	Any notice or document given or delivered in accordance with clause 26.1, clause 26.2 and clause 26.3 will be deemed to have been received:

(a)

if delivered by hand, on signature of a delivery receipt or at the time the notice or document is left at the address provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day; or

(b)	if sent by pre-paid first class post or other next working day delivery service, at 9.00 am on the next working day after posting; or

(c)	if sent through the DX, at 9.00 am on the next working day after being put into the DX.

26.7	In proving delivery of a notice or document, it will be sufficient to prove that:

(a)	a delivery receipt was signed or that the notice or document was left at the address; or

(b)	the envelope containing the notice or document was properly addressed and posted by pre-paid first class post or other next working day delivery service; or

(c)	the envelope containing the notice or document was properly addressed and was put in the DX.

26.8	A notice or document given or delivered under this agreement shall not be validly given or delivered if sent by email or fax.

26.9	Condition 1.3 does not apply to this agreement.

26.10	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

20

27.	Third party rights

27.1	A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

27.2	Condition 1.5 is excluded.

28.	Governing law

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

29.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

This agreement has been entered into on the date stated at the beginning of it.

21

Signed for and on behalf of	/s/ Ronald Harris
PROVOST 1 LIMITED	Director

Signed for and on behalf of	/s/ Ronald Harris
PROVOST 2 LIMITED	Director

Signed for and on behalf of	/s/ Richard Giroux
MEIRAGTX UK II LIMITED	Director

22

Dated                    2019

Lease

relating to

34 – 38 Provost Street London N1 7NG

between

(1)	Provost 1 Limited and Provost 2 Limited

(2)	Meiragtx UK II Limited

Harbottle & Lewis LLP	T + 44 (0)20 7667 5000
Hanover House	F + 44 (0)20 7667 5100
14 Hanover Square	www.harbottle.com
London	DX 44617 Mayfair
W1S 1HP

Ref: 145/319442.3

CONTENTS
CLAUSE

1.	Interpretation	1

2.	Grant	6

3.	Ancillary rights	6

4.	Rights excepted and reserved	6

5.	Third Party Rights	7

6.	The Annual Rent	8

7.	Review of the Annual Rent	8

8.	Insurance	11

9.	Uninsured Risks	13

10.	Rates and taxes	14

11.	Utilities	15

12.	Common items	15

13.	VAT	15

14.	Default interest and interest	15

15.	Costs	16

16.	Compensation on vacating	16

17.	Set-off	16

18.	Registration of this lease	17

19.	Assignments	17

20.	Underlettings	18

21.	Sharing occupation	20

22.	Charging	20

23.	Prohibition of other dealings	20

24.	Registration and notification of dealings and occupation	21

25.	Closure of the registered title of this lease	21

26.	Repairs	22

27.	Decoration	22

28.	Alterations	22

29.	Signs and Building Naming	23

30.	Returning the Property to the Landlord	23

31.	Use	24

32.	Compliance with laws	24

33.	Energy performance certificates	25

34.	Encroachments, obstructions and acquisition of rights	26

35.	Breach of repair and maintenance obligations	26

36.	Indemnity	27

37.	Landlord’s covenant for quiet enjoyment	27

38.	Guarantee and indemnity	27

39.	Re-entry and forfeiture	27

40.	Joint and several liability	28

41.	Entire agreement	28

42.	Notices, consents and approvals	29

43.	Governing law	30

44.	Jurisdiction	30

45.	Exclusion of sections 24-28 of the LTA 1954	30

46.	Contracts (Rights of Third Parties) Act 1999	30

47.	Tenant’s Break Option	31

SCHEDULE

Schedule 1	Guarantee and indemnity	32

1.	Guarantee and indemnity	32

2.	Guarantor’s liability	32

3.	Variations and supplemental documents	33

4.	Guarantor to take a new lease or make payment	34

5.	Rent at the date of forfeiture or disclaimer	35

6.	Payments in gross and restrictions on the Guarantor	35

7.	Other securities	35

LR1.	Date of lease

2019

LR2.	Title number(s)

LR2.1 Landlord’s title number(s)

189688

LR2.2 Other title numbers

None

LR3.	Parties to this lease

Landlord

Provost 1 Limited (Company Registration Number: 11228901) and Provost 2 Limited (Company Registration Number: 11228852) both of whose registered office is at 64 New Cavendish Street London W1G 8TB

Tenant

Meiragtx UK II Limited (Company Registration Number: 09348737) whose registered office is at 92 Britannia Walk London N1 7NQ

Other parties

None

Guarantor

None

LR4.	Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of “Property” in clause 1.1 of this lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6.	Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of “Contractual Term”.

LR7.	Premium

None.

LR8.	Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10.	Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11.	Easements

LR11.1 Easements granted by this lease for the benefit of the Property

None.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in clause 4 of this lease.

LR12.	Estate rentcharge burdening the Property

None.

LR13.	Application for standard form of restriction

The Parties to this lease apply to enter the following standard form of restriction [against the title of the Property] [against title number ]

None.

LR14.	Declaration of trust where there is more than one person comprising the Tenant

This lease is dated	2019

Parties

(1)

PROVOST 1 LIMITED incorporated and registered in England and Wales with company number 11228901 and PROVOST 2 LIMITED incorporated and registered in England and Wales with company number 11228852 both of whose registered office is at 64 New Cavendish Street London W1G 8TB and any successor in title (Landlord).

(2)	MEIRAGTX UK II LIMITED incorporated and registered in England and Wales with company number 09348737 whose registered office is at 92 Britannia Walk London N1 7NQ (Tenant).

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

Act of Insolvency:

a) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor;

b) the making of an application for an administration order or the making of an administration order in relation to the Tenant or any guarantor;

c) the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or any guarantor;

d) the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor;

e) the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

f) a winding-up order in respect of the Tenant or any guarantor; g) the striking-off of the Tenant or any guarantor from the Register of Companies;

h) the Tenant or any guarantor otherwise ceasing to exist (but excluding where the Tenant or any guarantor dies);

i) the making of an application for a bankruptcy order, the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any guarantor; or

j) the levying of any execution or other such process on or against, or taking control or possession of, the whole or any part of the Tenant’s assets.

The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended).

Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.

Agreement for Lease: an Agreement for Lease dated                 2019 relating to the Property and made between (1) the Landlord and (2) the Tenant.

Annual Rent:

a) from and including the date of commencement of the Contractual Term up to and including the day of                2019 [4 months] one peppercorn (if demanded);

b) from and including the Rent Commencement Date up to and including the                2020 [8 months] the rent at the rate of £[    ] per annum exclusive of VAT [half annual rent];

c) from and including the                 day of                 2020 the rent at the rate of £[    ] per annum exclusive of VAT [full annual rent]; and

d) then the rent as revised pursuant to this Lease.

Break Date: the                 day of                 2024.

CDM Regulations: the Construction (Design and Management) Regulations 2015 (SI 2015/51).

Contractual Term: a term of ten years beginning on, and including the date of this lease and ending on, and including                 2029.

Default Interest Rate: 3% per annum above the Interest Rate.

Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 22 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Energy Performance Certificate: a certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Insurance Rent: the aggregate in each year of the gross cost of the premium before any discount or commission for the insurance of:

a) the Property, other than any plate glass, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals’ and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses;

b) loss of Annual Rent of the Property for three years; and

c) any insurance premium tax payable on the above.

Insured Risks: means fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, subsidence, ground slip, heave, riot, civil commotion and any other risks against which the Landlord decides to insure against from time to time and Insured Risk means any one of the Insured Risks.

Interest Rate: the base rate from time to time of Barclays Bank, or if that base rate stops being used or published then a comparable commercial rate reasonably determined by the Landlord.

Lifts: all lifts and lift machinery and equipment within and forming part of the Property.

LTA 1954: Landlord and Tenant Act 1954.

Permitted Part: each whole floor of the Property which is capable of separate occupation and use.

Permitted Use: offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 as at the date this lease is granted.

Property: the land and building at 34 – 38 Provost Street London N1 7NG being the whole of the land and buildings comprised in the Landlord’s freehold Title under Title Number 189688.

Recommendation Report: a report as defined in regulation 4 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Rent Commencement Date: the                 day of                 2019 [4 months rent free].

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

Review Date: the                 day of                 2024.

Service Media: all media for the supply or removal of heat, electricity, gas, water, sewage, air conditioning, energy, telecommunications, data and all other services and utilities and all structures, machinery and equipment ancillary to those media.

Third Party Rights: all rights, covenants and restrictions affecting the Property including the matters referred to at the date of this lease in the property and charges registers of title number 189688.

VAT: value added tax chargeable under the VATA 1994 and any similar replacement tax and any similar additional tax.

VATA 1994: Value Added Tax Act 1994.

Uninsured Risks: any risk expressly specified in the definition of the Insured Risks which:

a) is not insured because insurance is not available or is not available in the London Insurance Market at reasonable commercial rates and/or on reasonable commercial conditions; or

b) is not insured or fully insured by reason of some special limitation or exclusion which may be imposed by the Landlord’s insurer;

such that the full cost of reinstatement and rebuilding (save for any excess) is not recoverable by the Landlord under its insurance policy(ies) provided that a risk shall not be an Uninsured Risk by reason only of:

a) normal policy exclusion provisions in relation to a level of policy excess; or;

b) rejection by the insurer of liability or some part of it due to vitiation by the Tenant or any persons deriving title under the Tenant or their respective agents, employees, licensees or contractors.

1.2

A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3

A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor is to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4	In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.

1.5	The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6	Unless the context otherwise requires, a reference to the Property is to the whole and any part of it.

1.7	A reference to the term is to the Contractual Term.

1.8	A reference to the end of the term is to the end of the term however it ends.

1.9

References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 41.5 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 41.6.

1.10	A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.11

A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.

1.12

Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.

1.13	Any obligation on the Tenant not to do something includes an obligation not to allow that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.14

Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.15	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.16	A reference to writing or written incudes fax but not email.

1.17	Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this lease and references to paragraphs are to paragraphs of the relevant Schedule.

1.18	Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.

1.19	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.20	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

2.	Grant

2.1	The Landlord lets with full title guarantee the Property to the Tenant for the Contractual Term.

2.2	The grant is made excepting and reserving to the Landlord the rights set out in clause 4, and subject to the Third Party Rights.

2.3	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it,

(b)	the Insurance Rent;

(c)	all interest payable under this lease; and

(d)	all other sums due under this lease.

3.	Ancillary rights

Neither the grant of this lease nor anything in it confers any right over neighbouring property nor is to be taken to show that the Tenant may have any right over neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

4.	Rights excepted and reserved

4.1

The following rights are excepted and reserved from this lease to the Landlord to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term:

(a)	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term;

(b)	the right to use and to connect into Service Media at the Property which are in existence at the date of this lease or which are installed or constructed during the Contractual Term;

(c)	at any time during the term, the full and free right to develop any neighbouring or adjoining property in which the Landlord acquires an interest during the term as the Landlord may think fit; and

the right to build on or into any boundary wall of the Property in connection with any of the Reservations; notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or loss of amenity for the Property provided that they do not materially affect the use and enjoyment of the Property for the Permitted Use.

4.2	The Landlord reserves the right to enter the Property:

(a)	to repair, maintain or replace any Service Media or structure relating to any of the Reservations; and

(b)	for any other purpose mentioned in or connected with:

(i)	this lease;

(ii)	the Reservations; and

(iii)	the Landlord’s interest in the Property.

4.3	The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them, and by anyone authorised by the Landlord.

4.4

The Tenant shall allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant.

4.5

No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of those Reservations except for:

(a)	physical damage to the Property; or

(b)	any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

5.	Third Party Rights

5.1

The Tenant shall comply with all obligations on the Landlord relating to the Third Party Rights (insofar as those obligations relate to the Property) and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2	The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.	The Annual Rent

6.1

The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker’s standing order or by any other method that the Landlord requires at any time by giving notice to the Tenant.

6.2

The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the Rent Commencement Date and ending on the day before the next Rent Payment Date.

7.	Review of the Annual Rent

7.1

In this clause the President is the President for the time being of the Royal Institution of Chartered Surveyors or a person acting on his behalf, and the Surveyor is the independent valuer appointed pursuant to clause 7.7.

7.2	The amount of Annual Rent shall be reviewed on each Review Date to equal:

(a)

the Annual Rent payable immediately before the relevant Review Date (or which would then be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) or, if greater;

(b)	the open market rent agreed or determined pursuant to this clause.

7.3	The open market rent may be agreed between the Landlord and the Tenant at any time before it is determined by the Surveyor.

7.4

If the open market rent is determined by the Surveyor, it shall be the amount that the Surveyor determines is the annual rent (exclusive of any VAT) at which the Property could reasonably be expected to be let:

(a)	in the open market;

(b)	at the relevant Review Date;

(c)	on the assumptions listed in clause 7.5; and

(d)	disregarding the matters listed in clause 7.6.

7.5	The assumptions are:

(a)	the Property is available to let in the open market:

(i)	by a willing lessor to a willing lessee;

(ii)	as a whole;

(iii)	with vacant possession;

(iv)	without a fine or a premium;

(v)	for a term equal to the unexpired residue of the Contractual Term at the Review Date; and

(vi)	otherwise on the terms of this lease other than as to the amount of the Annual Rent but including the provisions for review of the Annual Rent;

(b)

the willing lessee has had the benefit of any rent-free or other concession or contribution which would be offered in the open market at the Review Date in relation to fitting out works at the Property;

(c)

the Property may lawfully be used, and is in a physical state to enable it to be lawfully used, by the willing lessee (or any potential undertenant or assignee of the willing lessee) for any purpose permitted by this lease;

(d)	the Landlord and the Tenant have fully complied with their obligations in this lease;

(e)	if the Property or any means of access to it or any Service Media serving the Property, has been destroyed or damaged, it has been fully restored;

(f)	no work has been carried out on the Property that has diminished its rental value other than work carried out in compliance with clause 31;

(g)

any fixtures, fittings, machinery or equipment supplied to the Property by the Landlord that have been removed by or at the request of the Tenant, or any undertenant or their respective predecessors in title (otherwise than to comply with any law) remain at the Property; and

(h)

the willing lessee and its potential assignees and undertenants shall not be disadvantaged by any actual or potential exercise of an option to tax under Part 1 of Schedule 10 to the VATA 1994 in relation to the Property.

7.6	The matters to be disregarded are:

(a)	any effect on rent of the fact that the Tenant or any authorised undertenant has been in occupation of the Property;

(b)	any goodwill attached to the Property by reason of any business carried out there by the Tenant or by any authorised undertenant or by any of their predecessors in business;

(c)

any effect on rent attributable to any physical improvement to the Property carried out after the date of this lease, by or at the expense of the Tenant or any authorised undertenant with all necessary consents, approvals and authorisations and not pursuant to an obligation to the Landlord (other than an obligation to comply with any law);

(d)	any effect on rent of any obligation on the Tenant to reinstate the Property to the condition or design it was in before any alterations or improvements were carried out; and

(e)	any statutory restriction on rents or the right to recover them.

7.7

The Surveyor shall be an independent valuer who is a Member or Fellow of the Royal Institution of Chartered Surveyors. The Landlord and the Tenant may, by agreement, appoint the Surveyor at any time before either of them applies to the President for the Surveyor to be appointed. Any application to the President may not be made earlier than three months before the Review Date.

7.8

The Surveyor shall act as an expert and not as an arbitrator. The Surveyor shall determine the open market rent and shall have power to determine any issue involving the interpretation of any provision of this lease, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The Surveyor’s decision shall be given in writing, and the Surveyor shall provide reasons for any determination. The Surveyor’s written decision on the matters referred to him shall be final and binding in the absence of manifest error or fraud.

7.9

The Surveyor shall give the Landlord and the Tenant an opportunity to make written representations to the Surveyor and to make written counter-representations commenting on the representations of the other party to the Surveyor. The parties will provide (or procure that others provide) the Surveyor with such assistance and documents as the Surveyor reasonably requires for the purpose of reaching a decision.

7.10

If the Surveyor dies, or becomes unwilling or incapable of acting, or unreasonably delays in making any determination, then either the Landlord or the Tenant may apply to the President to discharge the Surveyor and clause 7.7 shall then apply in relation to the appointment of a replacement.

7.11

The fees and expenses of the Surveyor and the cost of the Surveyor’s appointment and any counsel’s fees, or other fees, incurred by the Surveyor shall be payable by the Landlord and the Tenant in the proportions that the Surveyor directs (or if the Surveyor makes no direction, then equally). If the Tenant does not pay its part of the Surveyor’s fees and expenses within ten working days after demand by the Surveyor, the Landlord may pay that part and the amount it pays shall be a debt of the Tenant due and payable on demand to the Landlord. The Landlord and the Tenant shall otherwise each bear their own costs in connection with the rent review.

7.12

If the revised Annual Rent has not been agreed by the Landlord and the Tenant or determined by the Surveyor on or before the Review Date, the Annual Rent payable from (and including) the Review Date shall continue at the rate payable immediately before the Review Date. No later than five working days after the revised Annual Rent is agreed or the Surveyor’s determination is notified to the Landlord and the Tenant, the Tenant shall pay:

(a)

the shortfall (if any) between the amount that it has paid for the period from and including the Review Date until the Rent Payment Date following the date of agreement or notification of the revised Annual Rent and the amount that would have been payable had the revised Annual Rent been agreed or determined on or before the Review Date; and

(b)

interest at the Interest Rate on that shortfall calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the revised Annual Rent had been agreed or determined on or before the Review Date and the date payment is received by the Landlord.

7.13	Time shall not be of the essence for the purposes of this clause.

7.14	If at any time there is a guarantor, the guarantor shall not have any right to participate in the review of the Annual Rent.

7.15

As soon as practicable after the amount of the revised Annual Rent has been agreed or determined, a memorandum recording the amount shall be signed by or on behalf of the Landlord and the Tenant and endorsed on or attached to this lease and its counterpart. The Landlord and the Tenant shall each bear their own costs in connection with the memorandum.

8.	Insurance

8.1

Subject to clause 8.2, the Landlord shall keep the Property (other than any plate glass at the Property) insured against loss or damage by the Insured Risks for the sum which the Landlord considers to be its full reinstatement cost (taking inflation of building costs into account). The Landlord shall not be obliged to insure any part of the Property installed by the Tenant.

8.2	The Landlord’s obligation to insure is subject to:

(a)	any exclusions, limitations, excesses and conditions that may be imposed by the insurers; and

(b)	insurance being available in the London insurance market on reasonable terms acceptable to the Landlord.

8.3	The Tenant shall pay to the Landlord on demand:

(a)	the Insurance Rent;

(b)	any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and

(c)	any costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes.

If the Landlord insures the Property together with other land, the amount of the Insurance Rent shall be a fair proportion of the total for the Property and the other land.

8.4	The Tenant shall:

(a)

as soon as it becomes aware inform the Landlord if any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property and shall give the Landlord notice of that matter;

(b)

not do or omit anything as a result of which any policy of insurance of the Property or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable;

(c)	comply at all times with the requirements and recommendations of the insurers relating to the Property;

(d)

give the Landlord immediate notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risk or of any other event that might affect any insurance policy relating to the Property;

(e)

not effect any insurance of the Property (except any plate glass at the Property), but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property (other than in respect of plate glass) pay those proceeds or cause them to be paid to the Landlord; and

(f)

pay the Landlord an amount equal to any insurance money that the insurers of the Property refuse to pay by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property with the actual or implied authority of any of them.

8.5

The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) to repair the damage for which the money has been received or (as the case may be) in rebuilding the Property. The Landlord shall not be obliged to:

(a)	provide accommodation identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property is provided; or

(b)	repair or rebuild the Property after a notice has been served pursuant to clause 8.7 or clause 8.8.

8.6

If the Property is damaged or destroyed by an Insured Risk so as to be unfit for occupation and use then, unless the policy of insurance of the Property has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated and made fit for occupation and use, or until the end of three years from the date of damage or destruction, if sooner.

8.7

If, following damage to or destruction of the Property, the Landlord considers that it is impossible or impractical to reinstate the Property, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord.

8.8

If, following damage or destruction by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use within three years after the date of damage or destruction either the Landlord or the Tenant (provided that in the case of the Tenant the Tenant has complied with its obligations in this clause) may at any time thereafter terminate this lease by giving notice to the other. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord.

9.	Uninsured Risks

9.1	The following provisions shall apply if the Property or part of it, shall be damaged or destroyed by an Uninsured Risk so as to make the Property or part of it unfit for occupation and use.

9.2

Within 12 months of any damage or destruction by an Uninsured Risk the Landlord will give written notice to the Tenant (Election Notice) stating whether or not it proposes to reinstate the damage or destruction so as to make the Property again fit for occupation and use.

9.3

If the Election Notice states that the Landlord proposes to reinstate the damage or destruction then for the purposes of this lease the damage or destruction shall be deemed to have been damage or destruction by an Insured Risk, and the provisions of Clause 8 will apply as if such damage or destruction had been caused by an Insured Risk and the Tenant shall allow the Landlord all necessary access to the Property to carry out and complete such reinstatement.

9.4

If the Election Notice states that the Landlord does not propose to reinstate the damage or destruction or if no Election Notice is served strictly within the period of 12 months referred to in Clause 9.2 then the Term will automatically determine with immediate effect on the date of the Election Notice or the expiry of the 12 month period (as appropriate). Any such determination of this lease under this clause will be without prejudice to any claim by either party in respect of any antecedent breach by the other of their obligations under this lease.

9.5

The Annual Rent or a fair proportion according to the nature and extent of the damage sustained will not be payable from the date of such damage or destruction until the Property has been reinstated and made fit for occupation and use or the earlier determination of this lease pursuant to Clause 9.4.

9.6	The Landlord shall not be responsible for reinstating any damage or destruction to the Tenant’s fixtures, fittings and/or contents.

10.	Rates and taxes

10.1	The Tenant shall pay all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there, except:

(a)	any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or

(b)	any taxes (other than VAT and insurance premium tax) payable by the Landlord by reason of the receipt of any of the rents due under this lease.

10.2	If any rates taxes or other impositions and outgoings are payable in respect of the Property together with other property, the Tenant shall pay a fair proportion of the amount payable.

10.3	The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord.

10.4

If, after the end of the term, the Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord an amount equal to the relief or exemption that the Landlord has lost.

11.	Utilities

11.1	The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewage, telecommunications, data and other services and utilities to or from the Property.

11.2	If any of those costs are payable in relation to the Property together with other property, the Tenant shall pay a fair proportion of all those costs.

11.3	The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities.

12.	Common items

12.1

The Tenant shall pay the Landlord on demand a fair and reasonable proportion of all costs payable for the maintenance, repair, lighting, cleaning and renewal of all Service Media, structures and other items used or capable of being used by the Property in common with other property.

12.2	The Tenant shall comply with all reasonable regulations the Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items.

13.	VAT

13.1

All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

13.2

Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person, except to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.

14.	Default interest and interest

14.1

If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on a daily basis for the period beginning on the due date to and including the date of payment.

14.2

If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period beginning on the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

15.	Costs

15.1

The Tenant shall pay the costs and expenses of the Landlord including any solicitors’ or other professionals’ costs and expenses (incurred both during and after the end of the term) in connection with or in contemplation of any of the following:

(a)	the enforcement of the tenant covenants of this lease;

(b)

serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

(c)	serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995;

(d)	the preparation and service of a schedule of dilapidations in connection with this lease; or

(e)

any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is not unreasonably to withhold it ).

15.2

Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

16.	Compensation on vacating

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the LTA 1954 is excluded, except to the extent that the legislation prevents that right being excluded.

17.	Set-off

The Annual Rent and all other amounts due under this lease shall be paid by the Tenant or any guarantor (as the case may be) in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

18.	Registration of this lease

Promptly following the grant of this lease, the Tenant shall apply to register this lease at HM Land Registry. The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. Within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title.

19.	Assignments

19.1	The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

19.2	The Tenant shall not assign part only of this lease.

19.3

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to any or all of the following conditions:

(a)	a condition that the assignor enters into an authorised guarantee agreement which:

(i)	is in respect of all the tenant covenants of this lease;

(ii)

is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

(iii)	imposes principal debtor liability on the assignor;

(iv)	requires (in the event of a disclaimer of this lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

(v)	is otherwise in a form reasonably required by the Landlord.

(b)	a condition that if reasonably required by the Landlord:

(i)

persons of standing acceptable to the Landlord acting reasonably enter into a guarantee and indemnity of the tenant covenants of this lease in the form set out in the Schedule (but with such amendments and additions as the Landlord may reasonably require); and/or

(ii)

the assignee shall pay to the Landlord on or before completion of the assignment such sum by way of rent deposit (being not less than six months’ Annual Rent at the date of completion of the assignment plus an amount equal to VAT thereon) as the Landlord may reasonably require and a rent deposit deed in such form as reasonably required by the Landlord is entered into.

19.4

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any of the following circumstances exist at the date of the Tenant’s application for consent to assign the lease:

(a)	the Annual Rent or any other money due under this lease is outstanding or there is a breach of covenant by the Tenant that has not been remedied; or

(b)	in the Landlord’s reasonable opinion the assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants and conditions contained in this lease;

19.5

Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

20.	Underlettings

20.1

The Tenant shall not underlet the whole of the Property nor a Permitted Part except in accordance with this clause nor without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

20.2	The Tenant shall not underlet part only of the Property other than a Permitted Part and then only on the terms of this clause.

20.3	The Tenant shall not underlet the Property or a Permitted Part:

(a)	together with any property or any right over property that is not included within this lease;

(b)	at a fine or premium or reverse premium; nor

(c)	allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting.

20.4	The Tenant shall not underlet the Property or a Permitted Part unless, before the underlease is granted, the Tenant has given the Landlord:

(a)	a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy to be created by the underlease; and

(b)	a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the LTA 1954.

20.5	Any underletting by the Tenant shall be by deed and shall include:

(a)	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease;

(b)

the reservation of a rent which is not less than the full open market rental value of the Property (or Permitted Part) as the case may be at the date the Property (or Permitted Part) as the case may be is underlet and which is payable at the same times as the Annual Rent under this lease (but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause 19.3(c));

(c)	provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date;

(d)

a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease (in so far as they relate to the underlet property), except the covenants to pay the rents reserved by this lease;

(e)	provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease; and

(f)	in the case of underletting of a Permitted Part, appropriate tenant covenants requiring the undertenant to pay an appropriate proportion of:

(i)	the costs of the insurance of the property demised by the lease; and

(ii)

the repair, maintenance and decoration of any property which does not form part of the underlet property in a form first approved by the Landlord (such approval not to unreasonably withheld or delayed); and

(iii)	rates, taxes and other impositions payable in respect of the property demised by the lease; and

(iv)	all costs in connection with the supply and removal of electricity, gas water, sewage, telecommunications, data and other services and utilities to or from the property demised by this lease,

and shall otherwise be consistent with and include tenant covenants (in so far as they relate to the underlet property) no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld and which shall prohibit any further sub-underletting of any sort.

20.6	In relation to any underlease granted by the Tenant, the Tenant shall

(a)	not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld;

(b)	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

(c)	ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld.

20.7	In relation to any underlease of a Permitted Part the following conditions must be satisfied:

(a)	no more than two separate occupations (including the occupation of the Tenant itself) shall subsist at any one time;

(b)	the Tenant shall remain an occupational tenant of the remainder of the Property at all times; and

(c)	the part intended to be underlet and the remainder of the Property shall in each case be self-contained and capable of separate use and occupation.

21.	Sharing occupation

The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the LTA 1954) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

22.	Charging

22.1	The Tenant shall not charge the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

22.2	The Tenant shall not charge part only of this lease.

23.	Prohibition of other dealings

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

24.	Registration and notification of dealings and occupation

24.1	In this clause a Transaction is:

(a)	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

(b)

the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or

(c)	the making of any other arrangement for the occupation of the Property.

24.2

In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within one month of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant’s title).

24.3	No later than one month after a Transaction the Tenant shall:

(a)	give the Landlord’s solicitors notice of the Transaction;

(b)	deliver a certified copy of any document effecting the Transaction to the Landlord’s solicitors;

(c)	pay the Landlord’s solicitors a registration fee of £50 (plus VAT); and

(d)	deliver to the Landlord’s solicitors a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Transaction.

24.4	If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

25.	Closure of the registered title of this lease

Immediately after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly; the Tenant shall keep the Landlord informed of the progress and completion of its application.

26.	Repairs

26.1

The Tenant shall keep the Property clean and tidy and in good and substantial repair and condition and shall ensure that any Lifts and Service Media within and exclusively serving the Property are kept in good working order.

26.2	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk or an Uninsured Risk, unless and to the extent that:

(a)

the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them[; or

(b)	the insurance cover in relation to that disrepair is excluded, limited, is unavailable or has not been extended, as mentioned in clause 8.2.

27.	Decoration

27.1

The Tenant shall decorate the outside of the Property in every third year of the term and the inside of the Property in every fifth year of the term and otherwise as often as is reasonably necessary and also in the last three months before the end of the term.

27.2

All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

27.3	All decoration carried out in the last three months of the term shall also be carried out to the satisfaction of the Landlord and using materials, designs and colours approved by the Landlord.

27.4	The Tenant shall replace the floor coverings at the Property within the three months before the end of the term with new ones of good quality and appropriate to the Property and the Permitted Use.

28.	Alterations

28.1	The Tenant shall not make any external or structural alteration or addition to the Property and shall not make any opening in any boundary structure of the Property.

28.2

The Tenant shall not install any Service Media on the exterior of the Property nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

28.3

The Tenant shall not make any internal, non-structural alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld or delayed other than as mentioned in clause 27.4.

28.4	The Tenant may install and remove non-structural, demountable partitioning, without the consent of the Landlord provided that:

(a)	the Tenant shall not carry out any such works until it has given the Landlord three copies of the plans and specification for the works; and

(b)

such partitioning works do not have a negative impact on the Property or the Service Media and do not have a negative impact on the aesthetics of the external window lines and are in full compliance with all statutes and local authority requirements; and

(c)	the Tenant shall make good any damage caused to the Property by such installation and/or removal.

28.5

The Tenant shall not carry out any alteration to the Property which would, or may reasonably be expected to, have an adverse effect on the asset rating in any Energy Performance Certificate commissioned in respect of the Property.

29.	Signs and Building Naming

29.1	In this clause Signs include signs, fascia, placards, boards, posters and advertisements.

29.2

The Tenant shall not attach any Signs to the exterior of the Property or display any inside the Property except Signs of a design, size and number and in a position that are appropriate to the Property and the Permitted Use and without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

29.3	Before the end of the term, the Tenant shall remove any Signs placed by it at the Property and shall make good any damage caused to the Property by that removal.

29.4	The Tenant shall allow the Landlord to fix to and keep at the Property any sale or re-letting board as the Landlord reasonably requires.

29.5	The Tenant shall be permitted to name the Property with the Landlord’s prior written consent to such name, such consent not to be unreasonably withheld.

30.	Returning the Property to the Landlord

30.1	At the end of the term the Tenant shall return the Property to the Landlord in the repair and condition required by this lease.

30.2

Unless to the extent that the Landlord notifies the Tenant in writing to the contrary, the Tenant shall before the end of the term remove items it has fixed to the Property, remove any alterations it has made to the Property (or the parts specified by the Landlord), and make good any damage caused to the Property by that removal to the Landlord’s reasonable satisfaction.

30.3	At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it.

30.4

The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

31.	Use

31.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.

31.2

The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, its other tenants or any other owner or occupier of neighbouring property.

31.3	The Tenant shall not overload any structural part of the Property nor any machinery or equipment at the Property nor any Service Media at or serving the Property.

32.	Compliance with laws

32.1	The Tenant shall comply with all laws relating to:

(a)	the Property and the occupation and use of the Property by the Tenant;

(b)

the use or operation of all Service Media and machinery and equipment at or serving the Property whether or not used or operated, and shall, where necessary, replace or convert such Service Media within or exclusively serving the Property so that it is capable of lawful use or operation;

(c)	any works carried out at the Property; and

(d)	all materials kept at or disposed from the Property.

32.2

Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier.

32.3	Within five working days after receipt of any notice or other communication affecting the Property (and whether or not served pursuant to any law) the Tenant shall:

(a)	send a copy of the relevant document to the Landlord; and

(b)	take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

32.4	The Tenant shall not apply for any planning permission for the Property without the Landlord’s consent not to be unreasonably withheld.

32.5

The Tenant shall comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file. The Tenant shall maintain the health and safety file for the Property in accordance with the CDM Regulations and shall give it to the Landlord at the end of the term.

32.6	The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under the CDM Regulations.

32.7

As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

32.8

The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

33.	Energy performance certificates

33.1	The Tenant shall:

(a)

cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate; and

(b)

allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and/or Recommendation Report for the Property.

33.2	The Tenant shall not commission an Energy Performance Certificate for the Property without the Landlord’s consent such consent not to be unreasonably withheld.

34.	Encroachments, obstructions and acquisition of rights

34.1	The Tenant shall not grant any right or licence over the Property to a third party.

34.2	If a third party makes or attempts to make any encroachment over the Property or takes any action by which a right may be acquired over the Property, the Tenant shall:

(a)	immediately inform the Landlord and shall give the Landlord notice of that encroachment or action; and

(b)	take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action.

34.3	The Tenant shall not obstruct the flow of light or air to the Property nor obstruct any means of access to the Property.

34.4	The Tenant shall not make any acknowledgement that the flow of light or air to the Property or that the means of access to the Property is enjoyed with the consent of any third party.

34.5	If any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property, the Tenant shall:

(a)	immediately inform the Landlord and shall give the Landlord notice of that action; and

(b)	take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction.

35.	Breach of repair and maintenance obligations

35.1

The Landlord may enter the Property to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

35.2

If the Tenant has not begun any works needed to remedy that breach within two months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed.

35.3

The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

35.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord’s other rights, including those under clause 38.

36.	Indemnity

The Tenant shall keep the Landlord indemnified against all liabilities, expenses, reasonable and proper costs (including but not limited to any solicitors’ or other professionals’ reasonable and proper costs and expenses), claims, damages and losses (including but not limited to any diminution in the value of the Landlord’s interest in the Property and loss of amenity of the Property) suffered or incurred by the Landlord arising out of or in connection with any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them.

37.	Landlord’s covenant for quiet enjoyment

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

38.	Guarantee and indemnity

38.1	The provisions of the Schedule apply.

38.2

If an Act of Insolvency occurs in relation to a guarantor, or if any guarantor (being an individual) dies or becomes incapable of managing his affairs the Tenant shall, if the Landlord requests, procure that a person of standing acceptable to the Landlord, within 28 days of that request, enters into a replacement or additional guarantee and indemnity of the tenant covenants of this lease in the same form as that entered into by the former guarantor.

38.3	Clause 37.2 shall not apply in the case of a person who is guarantor by reason of having entered into an authorised guarantee agreement.

38.4

For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that that guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this lease.

39.	Re-entry and forfeiture

39.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

(a)	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;

(b)	any breach of any condition of, or tenant covenant in, this lease;

(c)	an Act of Insolvency.

39.2

If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

40.	Joint and several liability

40.1

Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

40.2

Where a guarantor comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of a guarantor arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

40.3	The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

40.4

The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease, unless and until the Tenant has given the Landlord notice of the failure and the Landlord has not remedied the failure within a reasonable time of service of that notice.

41.	Entire agreement

41.1

This lease constitutes the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter.

41.2	Each party acknowledges that in entering into this lease it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently).

41.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

41.4	Nothing in this clause shall limit or exclude any liability for fraud.

42.	Notices, consents and approvals

42.1	Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be:

(a)	in writing and for the purposes of this clause an email is not in writing; and

(b)	given:

(i)

by hand or by pre-paid first-class post or other next working day delivery service at the party’s registered office address (if the party is a company) or (in any other case) at the party’s principal place of business; or

(ii)	by fax to the party’s main fax number.

42.2	If a notice complies with the criteria in clause 41,1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the proper address;

(b)	if sent by pre-paid first-class post or other next working day delivery service, on the first working day after posting; or

(c)	if sent by fax, at 9.00 am on the next working day after transmission.

42.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

42.4	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

42.5	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

(a)	it is given in writing and signed by the Landlord or a person duly authorised on its behalf; and

(b)	it expressly states that the Landlord waives the requirement for a deed in that particular case.

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

42.6	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)	the approval is being given in a case of emergency; or

(b)	this lease expressly states that the approval need not be in writing.

42.7

If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

43.	Governing law

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

44.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

45.	Exclusion of sections 24-28 of the LTA 1954

45.1	The parties confirm that:

(a)	the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, before the Agreement for Lease was entered into; and

(b)	[NAME OF DECLARANT] who was duly authorised by the Tenant to do so made a statutory declaration dated in accordance with the requirements of section 38A(3)(b) of the LTA 1954.

45.2	The parties agree that the provisions of sections 24 to 28 of the LTA 1954 are excluded in relation to the tenancy created by this lease.

46.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

47.	Tenant’s Break Option

47.1

If the Tenant shall desire to give up possession of the Property and does not desire the tenancy created by this lease to be continued then the Tenant may determine the term on the Break Date subject to complying with the following conditions precedent:

(a)	the Tenant shall give to the Landlord not less than six months’ written notice (Break Notice) prior to the Break Date; and

(b)	as at the Break Date the Annual Rent, and any VAT in respect of it for the period prior to and up to the next Rent Payment Date has been paid to the Landlord in full in cleared funds; and

(c)

the Tenant ceases to occupy the Property on the Break Date free of any interest estate or occupation of and any charges or mortgages created by the Tenant or any person deriving title under the Tenant,

THEN subject to compliance with the aforementioned conditions precedent (but subject to the right of the Landlord to waive compliance with all or some of the conditions by giving written notice to the Tenant at any time) the term shall determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant or obligation AND it is agreed that time shall be of the essence for the purposes of this clause.

47.2

If the term terminates in accordance with Clause 47.1 then within 28 days after the Break Date the Landlord shall refund to the Tenant the proportion of the Annual Rent, and the Insurance Rent paid by the Tenant in advance relating to the period from and excluding the Break Date calculated on a daily basis.

47.3

If the Tenant does not serve a Break Notice then for a period of sixteen months from and including the Break Date (Half Rent Period) the Annual Rent payable under this Lease during the Half Rent Period shall be half the Annual Rent payable under this Lease (exclusive of VAT) and immediately following the expiry of the Half Rent Period the full Annual Rent (exclusive of VAT) shall immediately become due and payable to the Landlord and to be apportioned for any period less than a full quarter.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1 Guarantee and indemnity

1.	Guarantee and indemnity

1.1	The Guarantor guarantees to the Landlord that the Tenant shall:

(a)

pay the rents reserved by this lease and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them; and

(b)

observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the Authorised Guarantee Agreement) and that if the Tenant fails to do so, the Guarantor shall observe and perform those obligations.

1.2

The Guarantor covenants with the Landlord as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under paragraph 1.1 to indemnify and keep indemnified the Landlord against any failure by the Tenant:

(a)	to pay any of the rents reserved by this lease or any failure to observe or perform any of the tenant covenants of this lease; or

(b)	to observe or perform any of the obligations the Tenant enters into in the Authorised Guarantee Agreement.

2.	Guarantor’s liability

2.1

The liability of the Guarantor under paragraph 1.1(a) and paragraph 1.2(a) shall continue until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the Landlord and Tenant (Covenants) Act 1995, if earlier.

2.2	The liability of the Guarantor shall not be reduced, discharged or otherwise adversely affected by:

(a)	any time or indulgence granted by the Landlord to the Tenant; or

(b)

any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or in making any demand in respect of any of them; or

(c)

any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property; or

(d)

the Landlord exercising any right or remedy against the Tenant for any failure to pay the rents reserved by this lease or to observe or perform the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement); or

(e)

the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant’s liability to pay the rents reserved by this lease or observe and perform the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) including the release of any such security; or

(f)	a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; or

(g)

any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or any unenforceability of any of them against the Tenant; or

(h)

the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or

(i)	without prejudice to paragraph 4, the disclaimer of the Tenant’s liability under this lease or the forfeiture of this lease; or

(j)

the surrender of the lease in respect of part only of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or

by any other act or omission except an express written release by deed of the Guarantor by the Landlord.

2.3	The liability of each of the persons making up the Guarantor is joint and several.

2.4	Any sum payable by the Guarantor shall be paid without any deduction, set-off or counter-claim against the Landlord or the Tenant.

3.	Variations and supplemental documents

3.1

The Guarantor shall, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the Authorised Guarantee Agreement).

3.2

The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this Lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) whether or not:

(a)	the variation is material or prejudicial to the Guarantor; or

(b)	the variation is made in any document; or

(c)	the Guarantor has consented, in writing or otherwise, to the variation.

3.3

The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease (and the Tenant’s obligations under the Authorised Guarantee Agreement) as varied except to the extent that the liability of the Guarantor is affected by section 18 of the Landlord and Tenant (Covenants) Act 1995.

4.	Guarantor to take a new lease or make payment

4.1

If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than six months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor shall enter into a new lease of the Property on the terms set out in paragraph 4.2.

4.2	The rights and obligations under the new lease shall take effect beginning on the date of the forfeiture or disclaimer and the new lease shall:

(a)

be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;

(b)	be for a term that expires at the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer;

(c)

reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease at the date of the forfeiture or disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it (subject to paragraph 5) and which is subject to review on the same terms and dates provided by this lease;

(d)	be excluded from sections 24 to 28 of the LTA 1954; and

(e)	otherwise be on the same terms as this lease (as varied if there has been any variation).

4.3

The Guarantor shall pay the Landlord’s solicitors’ costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and shall execute and deliver to the Landlord a counterpart of the new lease within one month after service of the Landlord’s notice.

4.4

The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights which the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

4.5

The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to six months Annual Rent and the Guarantor shall pay that amount on demand.

5.	Rent at the date of forfeiture or disclaimer

If at the date of the forfeiture or disclaimer there is a rent review pending under this lease, then the initial annual rent to be reserved by the new lease shall be the greater of:

(a)

the Annual Rent previously payable (or which would have been payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) under the lease prior to forfeiture or disclaimer; and

(b)	the open market rent of the Property at the Review Date, as determined by the Landlord before the grant of the new lease.

6.	Payments in gross and restrictions on the Guarantor

6.1

Any payment or dividend that the Landlord receives from the Tenant (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

6.2

The Guarantor shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord.

6.3

The Guarantor shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

7.	Other securities

7.1

The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

7.2

This guarantee and indemnity is in addition to and independent of any other security that the Landlord may from time to time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the rents reserved by this lease and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security.

7.3

The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the rents reserved by this lease or to observe and perform the tenant covenants of this lease.

EXECUTED as a DEED by	)
PROVOST 1 LIMITED	)
acting by a Director in the presence of:	)	Director

Witness:
Signature:
Name:
Address:

Occupation:

EXECUTED as a DEED by	)
PROVOST 2 LIMITED	)
acting by a Director in the presence of:	)	Director

Witness:
Signature:
Name:
Address:

Occupation:

EXECUTED as a DEED by	)
MEIRAGTX UK II LTD	)
acting by a Director in the presence of:	)	Director

Witness:
Signature:
Name:
Address:

Occupation: